Exhibit 10.1

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (the "Agreement") is made and entered into as of October 29, 2009 (the "Effective Date") between BreitBurn Energy Partners L.P., a Delaware limited partnership (the "Company"), and Halbert S. Washburn (the "Indemnitee"), and for the limited purpose of Section 25 of this Agreement, BreitBurn GP LLC, a Delaware limited liability company and general partner of the Company ("BBGP").

WITNESSETH THAT:

A.            Experienced and competent persons have become more reluctant to serve companies as directors, managers or officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the entity;

B.            The Board of Directors (the "Board") of BBGP has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  In addition, the First Amended and Restated Agreement of Limited Partnership of the Company, as amended (the "LP Agreement"), requires indemnification of the members, partners, directors, officers, fiduciaries or trustees of the Company.  The LP Agreement states that its indemnification provisions are in addition to any other indemnification rights of the Indemnitee under any other agreement;

C.           The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

D.           The Indemnitee does not regard the protection available under the LP Agreement and insurance policies maintained by the Company as adequate in the present circumstances, and may not be willing to serve as a director, officer, manager or other Enterprise Fiduciary (as defined below) of the Company or BBGP or their subsidiaries or affiliates without adequate protection, and the Company desires the Indemnitee to serve in such capacity.  The Indemnitee is willing to serve, or to continue to serve, or to take on additional service for, the Company or its affiliates or other Enterprises (as defined below) as a director, officer, manager or other Enterprise Fiduciary on condition that the Indemnitee be indemnified, and in consideration for being indemnified, as provided for in this Agreement;

E.           It is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify, and to advance Expenses on behalf of, such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

F.           This Agreement is supplemental to the LP Agreement and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee under either such agreement or resolutions;

NOW, THEREFORE, in consideration of the Indemnitee's agreement to serve or continue to serve as a director, officer, manager or other Enterprise Fiduciary after the date hereof, the parties hereto agree as follows:

1.            Definitions.  For purposes of this Agreement:

(a)          "Chancery Court" means the Delaware Court of Chancery.

(b)          "Change of Control" means, and shall be deemed to have occurred upon the earliest to occur after the date of this Agreement of any of the following:

(i)           any "person" or "group" within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company, shall become the beneficial owner, directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests or of a controlling interest in BreitBurn Management Company, LLC, BBGP or the Company;

(ii)           the limited partners of the Company approve, in one or a series of transactions, a plan of complete liquidation of the Company;

(iii)          the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than the Company or a subsidiary of the Company;

(iv)          a transaction resulting in a person or entity other than BBGP being the general partner of the Company; or

(v)           any time at which individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as the result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(c)          "Company Status" describes the status of a person who is or was an Enterprise Fiduciary.

(d)          "Disinterested Director" means a director of BBGP who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(e)          "Enterprise" shall mean the Company and any other limited partnership, limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the request of the Company or any subsidiary or affiliate of the Company as a director, manager, officer, trustee, partner, managing member, employee, fiduciary or other Enterprise Fiduciary.

(f)          "Enterprise Fiduciary" shall mean any person who is or was a director, manager, officer, trustee, partner, managing member, employee or fiduciary of the Company or a subsidiary or affiliate of the Company or other person authorized by the Company to act for the Company or any subsidiary or affiliate of the Company, to include such person serving in such capacity as a director, manager, officer, trustee, partner, managing member, employee, fiduciary, or other official of another limited partnership, limited liability company, corporation, partnership, joint venture, trust, employee benefit plan, or other Enterprise at the request of the Company or any subsidiary or affiliate of the Company, or for the convenience of, or to represent the interests of the Company or a subsidiary or affiliate of the Company.

(g)         "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any director's and officer's liability insurance policies maintained by the Company regardless of whether the Indemnitee is ultimately determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be, or (iii)  for purposes of Section 9(e) only, Expenses incurred by the Indemnitee in connection with the interpretation, enforcement, or defense of the Indemnitee's rights under this Agreement, by litigation or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which the Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of the Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.  Expenses shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(h)         "Final Adjudication" shall mean a final judicial decision from which there is no further right to appeal.

(i)          "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of public companies, fiduciary duties, indemnity matters and corporation, limited partnership and limited liability company law, and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement, unless the party with whom counsel had a conflict of interest agrees, in such party's sole discretion, to waive such conflict.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(j)           "Proceeding" includes any threatened, pending or completed demand, action, suit, claim, cross claim, counterclaim, mediation, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, in which the Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise, by reason of the fact that the Indemnitee is or was an Enterprise Fiduciary, by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee's part while acting as an Enterprise Fiduciary, or by reason of the fact that the Indemnitee is or was serving at the request of the Company or any subsidiary or affiliate of the Company as a director, manager, officer, employee, fiduciary or other Enterprise Fiduciary of another limited partnership, limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise; in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement; including one pending on or before the Effective Date. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(k)          Other Definitions.  Reference to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, manager, employee, or other Enterprise Fiduciary of the Company or any subsidiary or affiliate of the Company which imposes duties on, or involves services by, such director, officer, manager, employee, or other Enterprise Fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed not to have acted in "bad faith" as referred to in this Agreement.

2.           Services to the Company.  The Indemnitee agrees to serve as an Enterprise Fiduciary.  The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue the Indemnitee in such position.  This Agreement is not and shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other Enterprise) and the Indemnitee.  The Indemnitee specifically acknowledges that Indemnitee's employment with the Company (or any of its subsidiaries or any other Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between the Indemnitee and the Company (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the LP Agreement and the Delaware Revised Uniform Limited Partnership Act ("DRULPA").  The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve an Enterprise Fiduciary, as provided in Section 13.

3.           Indemnification of the Indemnitee.  The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by applicable law, with respect to any Proceeding or any action on his part while acting pursuant to his Company Status or status as an Enterprise Fiduciary (in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement) regardless of whether any such act, alleged act or event occurred prior to or after the Effective Date, but subject to the limitations expressly provided in this Agreement.  The Company shall be deemed to have requested the Indemnitee to serve as a fiduciary of an employee benefit plan whenever the performance by the Indemnitee to the Company also imposes duties on, or otherwise involves services by the Indemnitee to the plan or participants or beneficiaries of the plan.  In such case, the Indemnitee shall be deemed to be an "Enterprise Fiduciary."  The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, but not limited to, any indemnification provided by the LP Agreement, action of its members, vote of its Disinterested Directors, or applicable law.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)           Proceedings Other Than Proceedings by or in the Right of the Company.  The Indemnitee shall be entitled to the rights of indemnification provided in this  Section 3(a)  to the extent that the Indemnitee was or is a party, or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any Proceeding (other than an action by or in the right of the Company which is governed by Section 3(b) below) by reason of such Indemnitee's Company Status or the fact that the Indemnitee is or was an Enterprise Fiduciary, or by reason of any action alleged to have been taken or omitted in such capacity, against all losses, Expenses, judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee's conduct was unlawful.

(b)           Proceedings by or in the Right of the Company.  The Indemnitee shall be entitled to the rights of indemnification provided in this  Section 3(b)  to the extent that the Indemnitee was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any Proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee was or is an Enterprise Fiduciary, or by reason of any action alleged to have been taken or omitted in such capacity, against all losses, Expenses, judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Indemnitee obtains a Final Adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses.  Action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of the Indemnitee's duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Company.

(c)           Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement (other than Section 11), to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue, or matter therein, in whole or in part, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue, or matter to the fullest extent permitted by law.  For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)          Additional Indemnification.  Notwithstanding any limitation in this Section 3, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law if the Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the Proceeding.

(e)          For purposes of Section 3(d), the meaning of the phrase "to the fullest extent permitted by applicable law" shall include:

(i)           to the fullest extent permitted by the provision of DRULPA that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of DRULPA, and

(ii)           to the fullest extent authorized or permitted by any amendments to or replacements of DRULPA adopted after the date of this Agreement that increase the extent to which a limited partnership may indemnify its directors, managers, officers, employees, or other Enterprise Fiduciaries.

4.           Insurance.

(a)          To the extent that the Company maintains an insurance policy or policies providing liability insurance covering any Enterprise Fiduciary, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Enterprise Fiduciary under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(b)          If available, the Company shall maintain an insurance policy or policies providing liability insurance for the Indemnitee in his Capacity as an Enterprise Fiduciary which is at least as favorable to the Indemnitee as the insurance policies in effect on the Effective Date and for so long as the Indemnitee's services are covered pursuant to this Agreement, regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement; provided and to the extent that such insurance is available on a reasonable commercial basis, as determined by the Board.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for its Enterprise Fiduciaries, the Indemnitee shall be covered by such policy or policies to the maximum extent permitted under its or their terms.  However, the Indemnitee shall continue to be entitled to the indemnification rights provided pursuant to this Agreement regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company.

5.            Contribution.

(a)           Whether or not the indemnification provided in Section 3 hereof is available, in respect of any Proceeding or any claim, issue or matter therein in which the Company or any other Enterprise is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding or any claim, issue or matter therein without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee.  The Company shall not enter into a settlement of any Proceeding or any claim, issue or matter therein in which the Company or any other Enterprise is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(b)          Without diminishing or impairing the obligations of the Company set forth in this Agreement, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company or any other Enterprise is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expense, judgments, fines and settlements actually and reasonably incurred by the Indemnitee or on his behalf and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company or any other Enterprise and all officers, directors, managers, employees or other Enterprise Fiduciaries of the Company or any other Enterprise, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company or other Enterprise and all officers, directors, managers, employees or other Enterprise Fiduciaries of the Company or other Enterprise other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such Expense, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Company or other Enterprise and all officers, directors, managers, employees or other Enterprise Fiduciaries of the Company or other Enterprise, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

6.             Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law and to the extent that the Indemnitee is, by reason of the Indemnitee's Company Status or status as an Enterprise Fiduciary, a witness or otherwise asked to participate in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified by the Company against all Expenses actually incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith.

7.           Advancement of Expenses.

(a)          Notwithstanding any other provision of this Agreement (other than Section 9(e)), the Company shall advance, to the extent not prohibited by law, all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding (or part of a Proceeding) not initiated by Indemnitee by reason of the fact that the Indemnitee is or was an Enterprise Fiduciary, within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time (which shall include invoices received by the Indemnitee in connection with such Expenses but, in the case of invoices received in connection with legal services, any references to legal work performed or to expenditures made that could cause Indemnitee to waive any privilege accorded by applicable law shall not be so included), whether prior to or after final disposition of such Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to the Indemnitee's ability to repay the Expenses and without regard to the Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement.  In accordance with Section 9(e), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.  No other form of undertaking shall be required other than the execution of this Agreement.  This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 11.

8.            Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are at least as favorable as those rights permitted under the LP Agreement and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement.

(a)           To obtain indemnification under this Agreement, the Indemnitee shall submit as soon as reasonably practicable to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of a Proceeding.  The failure by the Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of BBGP shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)           Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a)  hereof, a determination with respect to the Indemnitee's entitlement thereto shall be made in the specific case:  (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company, a copy of which shall be delivered to the Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (D) if so directed by the Board, by unitholders of the Company.  Any costs or Expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating  with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  The Company promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

(c)           If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 8 (a) and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Chancery Court for resolution of any objection which shall have been made by the Company or the Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a). The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8 hereof, and the Company shall pay all reasonable fees and Expense incident to the procedures of this Section 8, regardless of the manner in which such Independent Counsel was selected or appointed.

(d)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Section, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including the Disinterested Directors, a committee of such directors, Independent Counsel, or its unitholders) to have made a determination prior to the commencement of a Proceeding that indemnification of the Indemnitee is proper in the circumstances under the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Company (including the Disinterested Directors, a committee of such Disinterested Directors, Independent Counsel, or the Company's unitholders) that the Indemnitee has not met the applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or, in the case of a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of Expenses, under this  Section 8  or otherwise shall be on the Company.

(e)            The Indemnitee shall be deemed to have acted in good faith and not in bad faith if the Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers or managers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any other director, manager, officer, employee or other Enterprise Fiduciary of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 8(e)  are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The provisions of this Section 8(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f)           The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee's entitlement to indemnification under this Agreement.  Any costs or Expenses  incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(g)            The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(h)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

(i)           Subject to Section 9(f), if the person, persons, or entity empowered or selected under Section 8 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(i) shall not apply (i) if the determination of entitlement to indemnification is to be made by the unitholders of the Company pursuant to Section 8(b)(ii)(D) of this Agreement and if a meeting of the unitholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement.

9.           Remedies of the Indemnitee.

(a)            Subject to Section 9(f), in the event that (i) a determination is made pursuant to Section 8 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8 within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 3(c), 6, or 12 or the last sentence of Section 8(f) within 10 days after receipt by the Company of a written request therefore, (v) payment of indemnification pursuant to Section 3 is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses.  Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the reasonable Expenses of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of Expenses) it shall be a defense that, in accordance with the procedures, presumptions and provisions set forth in this Agreement, the Indemnitee has not met any material applicable standard for indemnification set forth in this Agreement under procedures and provisions set forth herein.  In any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a Final Adjudication that the Indemnitee has not met any material applicable standard for indemnification set forth in this Agreement at the Effective Date.

(b)           In the event that a determination shall have been made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this  Section 9, shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination under  Section 8.  In any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)           If a determination shall have been made pursuant to Section 8 of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this  Section 9, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)            In the event that the Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of the Indemnitee's rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on the Indemnitee's behalf, in advance, any and all Expenses (of the types described in the definition of "Expenses" in  Section 1  of this Agreement) actually and reasonably incurred by the Indemnitee in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.

(e)            The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement, or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  The Company shall, to the fullest extent permitted by law, indemnify the Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by the Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company if, in the case of indemnification, the Indemnitee is wholly successful on the underlying claims; if the Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent the Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(f)           Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

10.           Non-Exclusivity; Insurance; Subrogation.

(a)            The rights of indemnification, to receive advancement of Expenses and other rights of the Indemnitee under this Agreement shall be in addition to any other rights to which the Indemnitee may be entitled under any agreement, including (1) the LP Agreement; (2) pursuant to those rights adopted by any vote of the unitholders; (3) as a matter of law; (4) a resolution of the Board or (5) otherwise, as to actions in the Indemnitee's capacity as an Enterprise Fiduciary.  No amendment or modification of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by such the Indemnitee in the Indemnitee's capacity as an Enterprise Fiduciary or in his Company Status prior to such amendment, alteration or repeal.  To the extent that an amendment or modification of the LP Agreement, whether by law, amendment or otherwise, or an amendment to Delaware law, permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)            In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)            The Company's obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request of the Company as an Enterprise Fiduciary to an Enterprise other than the Company shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

(d)           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

(e)            Any indemnification pursuant to this Agreement shall be made only out of the assets of the Company, including any insurance purchased and maintained by the Company for such purpose, it being agreed that the Company's unitholders shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(f)            The Indemnitee shall not be denied indemnification in whole or in part under this Agreement because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the LP Agreement, the Related Party Transaction Policy and Procedures of the Company and BBGP and any other applicable related party policy of the Company or any of its subsidiaries or affiliates as in effect at the time of the transaction.

11.           Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnitee:

(a)           for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)           for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934 (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c)           except as provided in Section 9(e), in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, against the Company or its directors, managers, officers, employees, or other Enterprise Fiduciaries or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

12.           Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

13.           Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue to the later of: (a) 10 years after the date that the Indemnitee ceases to serve as an Enterprise Fiduciary and (b) so long as the Indemnitee shall be subject to any Proceeding (or any proceeding commenced under the provisions of this Agreement) by reason of the fact that the Indemnitee is or was an Enterprise Fiduciary, whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

14.            Security.  To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit or other collateral.  Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

15.            Successors.  The indemnification, advancement of Expenses and other provisions of this Agreement are for the benefit of the Indemnitee, the Indemnitee's heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons.

16.            Enforcement.

(a)            The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as an Enterprise Fiduciary of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as such Enterprise Fiduciary of the Company.

(b)            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the LP Agreement and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

17.           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18.           Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.            Notice By the Indemnitee.  The Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

20.            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to, and with written receipt from, the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)            To the Indemnitee at the address set forth below the Indemnitee signature hereto.

To the Company or BBGP at:

 BreitBurn GP, LLC
515 South Flower Street, Suite 4800
Los Angeles, California 90071
Attention:  Gregory C. Brown, Executive Vice President and General Counsel
Facsimile:  (213) 225-5916
Email: gbrown@breitburn.com

and

BreitBurn Energy Partners, L.P.
515 South Flower Street, Suite 4800
Los Angeles, California 90071
Attention:  Gregory C. Brown, Executive Vice President and General Counsel
Facsimile:  (213) 225-5916
Email: gbrown@breitburn.com

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

21.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.            Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23.            Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 9(a), the Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 (as such address may be changed from time to time by such agent) as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an improper or inconvenient forum.

24.           Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  All references in this Agreement to Sections, subsections, and other subdivisions refer to the corresponding Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Sections, subsections, or other subdivisions, and will be disregarded in construing the language contained therein.  The words "this Agreement," "herein," "hereby," "hereunder," "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  The word "including" (in its various forms) means "including, without limitation."  Unless the context otherwise requires, all defined terms contained herein will include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

25.           Secondary Liability.  BBGP hereby agrees to be secondarily liable for all obligations of the Company with respect to indemnification, advancement of Expenses and contribution contained in Sections 3, 5, 6 and 7 or otherwise in this Agreement if and to the extent that any such obligations are not satisfied in full by the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

BREITBURN ENERGY PARTNERS L.P.
a Delaware limited partnership

	By:	BREITBURN GP, LLC
a Delaware limited liability company,
in its capacity as general partner

By:		/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer

INDEMNITEE

By:		/s/Halbert S. Washburn
Halbert S. Washburn
Address:

BREITBURN GP, LLC
a Delaware limited liability company

By:		/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer

Schedule I

The Partnership and the Company entered into an Indemnity Agreement with each of John R. Butler, Jr., David B. Kilpatrick, Gregory J. Moroney, Charles S. Weiss, Randall H. Breitenbach, Mark L. Pease, James G. Jackson, Gregory C. Brown and W. Jackson Washburn that is otherwise identical to the one entered into with Halbert S. Washburn.